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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OptiCare Health Systems, Inc. on Form S-8 of our report dated March 24, 2000, appearing in the Annual Report on Form 10-K of OptiCare Health Systems, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Hartford, Connecticut
April 12, 2000